Exhibit 99.2

ACTIVISION BLIZZARD ANNOUNCES AGREEMENT TO ACQUIRE KING DIGITAL ENTERTAINMENT AND BETTER-THAN-EXPECTED THIRD QUARTER 2015 FINANCIAL RESULTS

Company Increases CY 2015 Revenues and EPS Outlook

Company Delivered Record Quarterly Digital Revenues, Generating $697 Million in
Non-GAAP Digital Revenues, Growing 38% Year-Over-Year

Announces Agreement to Acquire King Digital Entertainment for $5.9 Billion,
Accretive to Estimated 2016 Non-GAAP EPS by ~30%(1)

Santa Monica, CA — November 2, 2015 — Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the third quarter of 2015 and an agreement to acquire King Digital Entertainment for $5.9 billion in equity value ($5.0 billion in enterprise value). The addition of King’s highly-complementary business further positions Activision Blizzard for growth across platforms, audiences, genres, and business models. Please see our separate press release for details.

As a result of this announcement, Activision Blizzard will host a conference call to discuss both the transaction and earnings. The call will be broadcast over the Internet at 5 a.m. Pacific Time (8:00 a.m. Eastern Time) before market opens on Tuesday, November 3, 2015. Please see further call-in details below.

	Third Quarter
(in millions, except EPS)	2015	Prior Outlook*	2014
GAAP
Net Revenues	$990	$875	$753
EPS	$0.17	$0.08	$(0.03)
Non-GAAP
Net Revenues	$1,040	$930	$1,170
EPS	$0.21	$0.14	$0.23

*Prior outlook was provided by the company on August 4, 2015 in its earnings release.

For the quarter ended September 30, 2015, Activision Blizzard’s GAAP net revenues were $990 million, as compared with $753 million for the third quarter of 2014. On a non-GAAP basis, the company’s net revenues were $1.04 billion, as compared with $1.17 billion for the third quarter of 2014.  For the third quarter, GAAP net revenues from digital channels were a record $629 million. On a non-GAAP basis, net revenues from digital channels were a record $697 million and represented a Q3 record 67% of the company’s total revenues, growing 38% year-over-year.

Activision Blizzard Announces Q3 2015 Financial Results

For the quarter ended September 30, 2015, Activision Blizzard’s GAAP earnings per diluted share were $0.17, as compared with a loss of $0.03 for the third quarter of 2014.  On a non-GAAP basis, the company’s earnings per diluted share were $0.21, as compared with $0.23 for the third quarter of 2014.

At constant FX(A), non-GAAP revenues were down 4% and EPS was up 13% for the quarter versus prior year.  Year-to-date, non-GAAP revenues and EPS were up 5% and 35%, respectively, year-over-year, given strong engagement and recurring digital trends on our year-round monetizing franchises.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Bobby Kotick, Chief Executive Officer of Activision Blizzard, said, “We continue to benefit from our focus on creating the world’s best interactive entertainment. Our incredibly talented employees around the world once again delivered great content and strong financial results. Mobile gaming is the largest and fastest-growing opportunity for interactive entertainment and we will have one of the world’s most successful mobile game companies and its talented teams providing great content to new customers, in new geographies throughout the world. King has a truly fantastic management team and over 1,600 incredibly talented employees and we are excited to welcome them into the Activision Blizzard family.”

Selected Business Highlights:

•                  Activision Publishing had its highest ever third quarter non-GAAP operating income, driven by strong engagement and digital revenue, with Q3 monthly active users (MAUs)(B) up 17% year-over-year, and the largest Q3 and year-to-date digital revenues in its history. Activision Publishing continues to have 3 of the top 5 games on next-generation consoles life-to-date.(2)

•                  Activision Publishing’s Call of Duty® franchise year-to-date non-GAAP revenues increased by a double-digit percentage year-over-year due to strong catalog sales of Call of Duty: Black Ops, Call of Duty: Black Ops II, and Call of Duty: Advanced Warfare, both for full game and Supply Drops. Call of Duty: Advanced Warfare remains the No. 1 game on next-generation consoles life-to-date, as it has been since its launch a year ago.(2)

•                 On September 15, 2015, Activision Publishing and Bungie released The Taken King, the largest update to the Destiny universe yet, which was enthusiastically received by fans and critics alike. Day-one downloads broke PlayStation records, day-one engagement saw the highest number of active players in Destiny’s history, daily player engagement is now well above 3 hours per day and the Destiny community has climbed to over 25 million registered players. Since its launch, Destiny has become the most watched console game on Twitch.

•                  On September 20, 2015, Activision Publishing released Skylanders® SuperChargers, the next installment in the franchise with all new vehicles, action figures and exclusive Nintendo characters. Even with increased competition, SuperChargers is one of Skylanders’ highest-rated entries to date and has strong engagement, with more toys per player than last year.

•                 Blizzard Entertainment’s third quarter MAUs(B) were up 50% year-over-year, reflecting strong engagement with the online player community.

•                 World of Warcraft® subscriptions remained relatively stable, ending the quarter at 5.5 million subscribers(C). Players are excited about the upcoming expansion, Legion™, which will feature a new class, customizable Artifact weapons, class order halls, and much more. World of Warcraft remains the No. 1 subscription-based MMORPG in the world.

•                  On August 24, 2015, Blizzard Entertainment launched The Grand Tournament™, the second expansion for Hearthstone®: Heroes of Warcraft™, with over 130 new cards. As a result of this new content, continued strength on mobile, and continued strength across geographies, key engagement metrics grew 77% year-over-year and set a new quarterly revenue record for the franchise.

•                 Blizzard Entertainment brought new players into Heroes of the Storm™ with the release of The Eternal Conflict, a series of content and hero additions based on the Diablo® universe.  Blizzard also held the Heroes of the Storm regional championships as part of its Road to BlizzCon® esports series, including the Americas Championship in Las Vegas and the Europe Championship in Prague.

•                 Blizzard Entertainment’s Diablo III continued to bring in new players in Q3, and in China, the game passed the 2-million-unitmilestone.

•                  Blizzard Entertainment began closed beta testing for Overwatch™ on October 27, 2015, with over 7 million players signed-up to participate, not including China.

Company Outlook:

•                 On August 6, 2015, Blizzard Entertainment revealed Legion, the sixth expansion to World of Warcraft, including the deadly new Demon Hunter hero class and Artifacts, customizable legendary weapons that transform and grow in power as players battle.

•                 On August 18, 2015, Activision Publishing announced Skylanders Battlecast, bringing cards to life in a free-to-play mobile card battle game.  Players will be able to purchase physical card packs at retail stores or digital card packs in-game. The title is expected to launch in 2016.

•                  On October 20, 2015, Activision Publishing brought back the pop culture phenomenon that previously reached over 40 million players in North America and Europe with the launch of Guitar Hero® Live. Reception from players and critics alike has been very positive. The game is designed to be a living, breathing platform to keep players engaged, and so far average time per player is nearly two hours a day.

•                  On October 22, 2015, Activision Blizzard announced a new division that will build on the Company’s competitive gaming leadership by creating all-new ways to deliver the best-in-class fan experience across games, platforms and geographies, furthering the development of its world-leading esports ecosystem. Former CEO of ESPN and the NFL Network Steve Bornstein serves as the division’s Chairman and Mike Sepso, who was most recently a co-founder and president of Major League Gaming (MLG), serves as its Senior Vice President.

•                  On November 6, 2015, Activision Publishing expects to release the highly anticipated Call of Duty: Black Ops III from its award-winning studio, Treyarch.  Momentum ahead of launch has been strong and engagement for Call of Duty: Black Ops II grew quarter-over-quarter again to nearly 12 million MAUs(B), an unprecedented level for a game that is three years old and only available on old-generation consoles.

•                  On November 6, 2015, Activision Blizzard will host Investor Day. Presentations by senior management will be webcast live beginning at 8:30 AM PT on the events and presentations section of the Company’s investor relations website at http://investor.activisionblizzard.com/events.cfm. A replay of the event will also be available.

•                  Blizzard Entertainment’s ninth BlizzCon will be returning to the Anaheim Convention Center on Friday, November 6, and Saturday, November 7. One of the biggest attractions at BlizzCon will be the culmination of this year’s Road to BlizzCon esports tournaments, with the global champions for World of Warcraft, StarCraft® II, Hearthstone, and Heroes of the Storm being crowned. For the latest announcements and information, please visit www.blizzcon.com.

•                 On November 10, 2015, Blizzard Entertainment expects to launch StarCraft II: Legacy of the Void™, the third installment of the company’s real-time strategy sequel. Pre-purchases have outpaced Heart of the Swarm®, the previous installment. Legacy of the Void will be a standalone product that won’t require any prior releases, so it will be easier than ever for new players to get into the game and experience all of the latest content. Players are already enjoying the prologue content.

•                  Given the weakening of foreign currencies versus the U.S. dollar, the company’s 2015 international revenues and earnings are translated at lower rates than in 2014. This also impacts the company’s 2015 outlook as compared to 2014 actual results because approximately 50% of the company’s revenues, and a higher percentage of profits, are generated outside the U.S. while a much higher percentage of the company’s costs are incurred in the U.S. See comparison table, below.

Activision Blizzard’s fourth quarter and calendar year 2015 outlook is, as follows:

	Prior Outlook*		Current Outlook
(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook	GAAP Outlook	Non-GAAP Outlook
CY 2015
Net Revenues	$4,425	$4,600	$4,530	$4,650
EPS	$1.06	$1.30	$1.07	$1.31
Fully Diluted Shares**	750	750	750	750
Q4 2015
Net Revenues	N/A	N/A	$1,218	$2,148
EPS	N/A	N/A	$0.09	$0.82
Fully Diluted Shares**	N/A	N/A	753	753

The following table compares our CY14 actual earnings per share to CY15 outlook earnings per share.

	Comparison
EPS	Prior Non-GAAP Outlook*	Current Non-GAAP Outlook	Change
CY14 – Actuals	$1.42	$1.42
Slate / Operations	0.15	0.17	0.02
Foreign Currency	(0.19)	(0.20)	(0.01)
Tax Rate & Share Count	(0.08)	(0.08)
CY15 – Outlook	$1.30	$1.31	0.01

Currency Assumptions for 2015 Outlook (Q3-Q4):

•                  $1.10 USD/Euro for current outlook and prior outlook* (vs. a $1.33 average for 2014)

•                  $1.54 USD/British Pound Sterling for current and prior outlook* (vs. a $1.65 average for 2014)

•                  Note: Revenue and EPS increase if the Euro or British Pound Sterling strengthen vs. USD.

•                  Currency assumptions have not changed since prior outlook since actual spot rates for the Euro and British Pound Sterling have not significantly changed, however, the actual mix of our revenues has skewed more heavily towards international revenues than previously planned.

*           Prior outlook was provided by the company on August 4, 2015 in its earnings release.

** Fully diluted weighted average shares include participating securities and dilutive options on a weighted average basis.

Conference Call

Activision Blizzard will host a conference call that will be broadcast over the Internet at 5 a.m. Pacific Time (8:00 a.m. Eastern Time) before market opens on November 3, 2015. The previously scheduled conference call for 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) is cancelled. Details for the call have changed and are as follows:

Tuesday, November 3, 2015

5:00 a.m. Pacific Time (8:00 a.m. Eastern Time)

To listen to the call, please log onto:

http://investor.activision.com/events.cfm

Or dial:

U.S. and Canada: 888-596-2572

International: 913-312-0653

Passcode: 9960349

King will announce third quarter 2015 results and hold its conference call for analysts and investors on November 4, 2015 as regularly scheduled.

About Activision Blizzard

Activision Blizzard, Inc., a member of the S&P 500, is the world’s most successful standalone interactive entertainment company. It develops and publishes games based on some of the most beloved entertainment franchises, including Call of Duty®, Destiny, Skylanders®, Guitar Hero®, World of Warcraft®, StarCraft®, Diablo®, and Hearthstone®: Heroes of Warcraft™. The company is one of the FORTUNE “100 Best Companies To Work For®” 2015. Headquartered in Santa Monica, California, it has operations throughout the world, and its games are played in 196 countries. Activision Blizzard makes games for leading interactive platforms. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

(1) Based on 2016E IBES Consensus estimates as of October 30, 2015. Assumes $2.3 billion of incremental term loan financing at 3.25% interest rate based on Activision Blizzard current Term Loan interest rate and US marginal tax rate of 36.3%. Assumes transaction closes on March 31, 2016 and additional dilutive share impact to EPS of 5 million shares from our internal estimate of conversion equity based on outstanding options, restricted shares, and restricted stock units of King as of October 30, 2015 (i.e. no further assumption of exercises, vesting, grants of equity awards post October 30, 2015). Does not include any synergies.

(2) The NPD Group and GfK Chart-Track

(A) Constant FX Definition:  Constant FX provides current period results converted into USD using the average exchange rates from the comparative prior periods rather than the actual exchange rates in effect during the respective current periods.

(B) Monthly Active User (MAU) Definition:  We monitor MAUs as a key measure of the overall size of our user base and their regular engagement with our portfolio of games. MAUs are the number of individuals who played a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing by the number of months in the period.  An individual who plays two of our games would be counted as two users.  For Activision Publishing MAUs, an individual who plays the same game on two platforms or devices in the relevant period would be counted as two users due to technical limitations.  For Blizzard MAUs, an individual who plays the same game on two platforms or devices in the relevant period would be counted as one user.

(C) Subscriber Definition:  World of Warcraft subscribers include individuals who have paid a subscription fee or have an active prepaid card to play World of Warcraft, as well as those who have purchased the game and are within their free month of access. Internet Game Room players who have accessed the game over the last thirty days are also counted as subscribers. The above definition excludes all players under free promotional subscriptions, expired or cancelled subscriptions, and expired prepaid cards. Subscribers in licensees’ territories are defined along the same rules.

Non-GAAP Financial Measures:  As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the Company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses (including legal fees, costs, expenses and accruals) related to the acquisition of 429 million shares of our common stock on October 11, 2013 from Vivendi, pursuant to the stock purchase agreement dated July 25, 2013 and the $4.75 billion debt financings related thereto; and

•                  fees and other expenses related to the proposed acquisition of King Digital Entertainment plc and the debt financings related thereto; and

•                  the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games.

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenues attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred revenues and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred revenues and the related cost of sales provides a much more timely indication of trends in our operating results.

Cautionary Note Regarding Forward-looking Statements:  The statements contained in this press release that are not historical facts are forward-looking statements, including, but not limited to, statements about (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those related to product releases; (3) statements of future financial or operating performance; (4) statements relating to the agreement to acquire King Digital Entertainment plc and the potential impact of that proposed transaction; and (5) statements of assumptions underlying such statements. The company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risk, reflect management’s current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict.

The Company cautions that a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward looking statements. Such factors include, but are not limited to: sales levels of Activision Blizzard’s titles; increasing concentration of revenue among a small number of titles; Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres, and preferences among hardware platforms; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; adoption rate and availability of new hardware (including peripherals) and related software, particularly during the console transitions; counterparty risks relating to customers, licensees, licensors and manufacturers; maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, manufacturers, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality titles;  changing business models, including digital delivery of content and the increased prevalence of free-to-play games; product delays or defects; competition, including from used games and other forms of entertainment; rapid changes in technology and industry standards; possible declines in software pricing; product returns and price protection; the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion; the seasonal and cyclical nature of the interactive entertainment market; litigation risks and associated costs; protection of proprietary rights; shifts in consumer spending trends; capital market risks; applicable regulations; domestic and international economic, financial and political conditions and policies; tax rates and foreign exchange rates; the impact of the current macroeconomic environment; and the other factors identified in “Risk Factors” included in Part I, Item 1A of Activision Blizzard’s most recent annual report on Form 10-K. Additional information regarding forward-looking statements related to acquisition of King announced today are set for in the press release announcing the acquisition.

The forward-looking statements in this presentation are based on information available to the Company as of the date of this press release and, while believed to be true when made, may ultimately prove to be incorrect.  The Company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the Company’s assumptions or otherwise.  The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the original date of this press release, August 4, 2015, or to reflect the occurrence of unanticipated events.

###

(Tables to Follow)

For Information Contact:

Amrita Ahuja	Mary Osako
SVP, Investor Relations	SVP, Global Communications
(310) 255-2075	(424) 322-5166
Amrita.Ahuja@Activision.com	Mary.Osako@Activision.com

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	1
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net revenues
Product sales	$425	$337	$1,736	$1,693
Subscription, licensing and other revenues[1]	565	416	1,576	1,140
Total net revenues	990	753	3,312	2,833

Costs and expenses
Cost of sales - product costs	195	156	560	568
Cost of sales - online	56	56	161	170
Cost of sales - software royalties and amortization	81	34	314	136
Cost of sales - intellectual property licenses	5	7	12	20
Product development	159	131	453	387
Sales and marketing	189	221	445	465
General and administrative	109	140	297	342
Total costs and expenses	794	745	2,242	2,088

Operating income	196	8	1,070	745

Interest and other expense, net	51	51	151	152

Income (loss) before income tax expense (benefit)	145	(43)	919	593

Income tax expense (benefit)	18	(20)	186	119

Net income (loss)	$127	$(23)	$733	$474

Basic earnings (loss) per common share [2]	$0.17	$(0.03)	$0.99	$0.65
Weighted average common shares outstanding	730	718	727	714

Diluted earnings (loss) per common share [2]	$0.17	$(0.03)	$0.98	$0.64
Weighted average common shares outstanding assuming dilution	739	718	736	725

1                    Subscription, licensing and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, value-added services, downloadable content, and other miscellaneous revenues.

2                    The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of approximately 8 million and 9 million for the three and nine months ended September 30, 2015, respectively, and 14 million and 16 million for the three and nine months ended September 30, 2014, respectively.  For the three and nine months ended September 30, 2015, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate earnings per common share, assuming dilution, was $125 million and $723 million, respectively, as compared to total net income of $127 million and $733 million, respectively, for the same periods. For the three and nine months ended September 30, 2014, net income (loss) attributable to Activision Blizzard, Inc. common shareholders used to calculate earnings per common share, assuming dilution, was $(23) million and $462 million, respectively, as compared to total net income (loss) of $(23) million and $474 million, respectively, for the same periods.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	2
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in millions)

	September 30, 2015	December 31, 2014

Assets
Current assets
Cash and cash equivalents	$4,365	$4,848
Short-term investments	154	10
Accounts receivable, net	503	659
Inventories, net	238	123
Software development	342	452
Intellectual property licenses	27	5
Deferred income taxes, net	373	368
Other current assets	307	444
Total current assets	6,309	6,909
Long-term investments	9	9
Software development	73	20
Intellectual property licenses	—	18
Property and equipment, net	200	157
Other assets	171	85
Intangible assets, net	24	29
Trademark and trade names	433	433
Goodwill	7,083	7,086
Total assets	$14,302	$14,746

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$309	$325
Deferred revenues	907	1,797
Accrued expenses and other liabilities	394	592
Total current liabilities	1,610	2,714
Long-term debt, net	4,078	4,324
Deferred income taxes, net	110	114
Other liabilities	515	361
Total liabilities	6,313	7,513

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	10,209	9,924
Treasury stock	(5,613)	(5,762)
Retained earnings	3,937	3,374
Accumulated other comprehensive loss	(544)	(303)
Total shareholders’ equity	7,989	7,233
Total liabilities and shareholders’ equity	$14,302	$14,746

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	3
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES
(Amounts in millions, except per share data)

Three Months Ended September 30, 2015	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$990	$195	$56	$81	$5	$159	$189	$109	$794
Less: Net effect from deferral of net revenues and related cost of sales[1]	50	7	—	17	—	—	—	—	24
Less: Stock-based compensation[2]	—	—	(1)	(4)	—	(6)	(2)	(15)	(28)
Less: Amortization of intangible assets[3]	—	—	—	—	(1)	—	—	—	(1)
Non-GAAP Measurement	$1,040	$202	$55	$94	$4	$153	$187	$94	$789

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$196	$127	$0.17	$0.17
Less: Net effect from deferral of net revenues and related cost of sales	26	11	0.01	0.01
Less: Stock-based compensation	28	19	0.03	0.03
Less: Amortization of intangible assets	1	1	—	—
Non-GAAP Measurement	$251	$158	$0.21	$0.21

Nine Months Ended September 30, 2015	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$3,312	$560	$161	$314	$12	$453	$445	$297	$2,242
Less: Net effect from deferral of net revenues and related cost of sales[1]	(809)	(165)	—	(128)	1	—	—	—	(292)
Less: Stock-based compensation[2]	—	—	—	(10)	—	(20)	(7)	(33)	(70)
Less: Amortization of intangible assets[3]	—	—	—	—	(4)	—	—	—	(4)
Non-GAAP Measurement	$2,503	$395	$161	$176	$9	$433	$438	$264	$1,876

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,070	$733	$0.99	$0.98
Less: Net effect from deferral of net revenues and related cost of sales	(517)	(419)	(0.57)	(0.56)
Less: Stock-based compensation	70	50	0.07	0.07
Less: Amortization of intangible assets	4	3	—	—
Non-GAAP Measurement	$627	$367	$0.50	$0.49

[1]	Reflects the net change in deferred revenues and related cost of sales.
[2]	Includes expenses related to stock-based compensation.
[3]	Reflects amortization of intangible assets from purchase price accounting.

The per share adjustments and the GAAP and non-GAAP earnings per share information are presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. For the three and nine months ended September 30, 2015, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate non-GAAP earnings per common share, assuming dilution, was $156 million and $361 million, respectively, as compared to total net income of $158 million and $367 million, respectively, for the same periods. For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 730 million, participating securities of approximately 8 million, and dilutive shares of 9 million during the three months ended September 30, 2015. For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 727 million, participating securities of approximately 9 million, and dilutive shares of 9 million during the nine months ended September 30, 2015.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	4
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES
(Amounts in millions, except per share data)

Three Months Ended September 30, 2014	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$753	$156	$56	$34	$7	$131	$221	$140	$745
Less: Net effect from deferral of net revenues and related cost of sales[1]	417	80	—	157	—	—	—	—	237
Less: Stock-based compensation[2]	—	—	—	(1)	—	(5)	(3)	(13)	(22)
Less: Amortization of intangible assets[3]	—	—	—	—	(2)	—	—	—	(2)
Less: Fees and other expenses related to the Purchase Transaction and related debt financings[4]	—	—	—	—	—	—	—	(48)	(48)
Non-GAAP Measurement	$1,170	$236	$56	$190	$5	$126	$218	$79	$910

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$8	$(23)	$(0.03)	$(0.03)
Less: Net effect from deferral of net revenues and related cost of sales	180	133	0.18	0.18
Less: Stock-based compensation	22	14	0.02	0.02
Less: Amortization of intangible assets	2	1	—	—
Less: Fees and other expenses related to the Purchase Transaction and related debt financings[4]	48	48	0.07	0.07
Non-GAAP Measurement	$260	$173	$0.24	$0.23

Nine Months Ended September 30, 2014	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$2,833	$568	$170	$136	$20	$387	$465	$342	$2,088
Less: Net effect from deferral of net revenues and related cost of sales[1]	(233)	(83)	—	109	1	—	—	—	27
Less: Stock-based compensation[2]	—	—	—	(12)	—	(17)	(6)	(41)	(76)
Less: Amortization of intangible assets[3]	—	—	—	—	(4)	—	—	—	(4)
Less: Fees and other expenses related to the Purchase Transaction and related debt financings[4]	—	—	—	—	—	—	—	(48)	(48)
Non-GAAP Measurement	$2,600	$485	$170	$233	$17	$370	$459	$253	$1,987

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$745	$474	$0.65	$0.64
Less: Net effect from deferral of net revenues and related cost of sales	(260)	(212)	(0.29)	(0.29)
Less: Stock-based compensation	76	46	0.06	0.06
Less: Amortization of intangible assets	4	3	—	—
Less: Fees and other expenses related to the Purchase Transaction and related debt financings[4]	48	48	0.07	0.07
Non-GAAP Measurement	$613	$359	$0.49	$0.48

[1]	Reflects the net change in deferred revenues and related cost of sales.
[2]	Includes expenses related to stock-based compensation.
[3]	Reflects amortization of intangible assets from purchase price accounting.
[4]

Reflects fees and other expenses (including legal fees, costs, expenses and accruals) related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

The per share adjustments and the GAAP and non-GAAP earnings per share information are presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. For the three and nine months ended September 30, 2014, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate non-GAAP earnings per common share, assuming dilution, was $170 million and $350 million, respectively, as compared to total net income of $173 million and $359 million, respectively, for the same periods. For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 718 million, participating securities of approximately 14 million, and dilutive shares of 10 million during the three months ended September 30, 2014. For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 714 million, participating securities of approximately 16 million, and dilutive shares of 11 million during the nine months ended September 30, 2014.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	5
FINANCIAL INFORMATION
For the Three and Nine Months Ended September 30, 2015 and 2014
(Amounts in millions)

	Three Months Ended
	September 30, 2015		September 30, 2014		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$281	28%	$171	23%	$110	64%
Digital online channels[2]	629	64	504	67	125	25
Total Activision and Blizzard	910	92	675	90	235	35
Distribution	80	8	78	10	2	3
Total consolidated GAAP net revenues	990	100	753	100	237	31

Change in Deferred Revenues[3]
Retail channels	(18)		416
Digital online channels[2]	68		1
Total changes in deferred revenues	50		417

Non-GAAP Net Revenues by Distribution Channel
Retail channels	263	25	587	50	(324)	(55)
Digital online channels[2]	697	67	505	43	192	38
Total Activision and Blizzard	960	92	1,092	93	(132)	(12)
Distribution	80	8	78	7	2	3
Total non-GAAP net revenues[4]	$1,040	100%	$1,170	100%	$(130)	(11)%

	Nine Months Ended
	September 30, 2015		September 30, 2014		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$1,344	41%	$1,257	44%	$87	7%
Digital online channels[2]	1,779	54	1,358	48	421	31
Total Activision and Blizzard	3,123	94	2,615	92	508	19
Distribution	189	6	218	8	(29)	(13)
Total consolidated GAAP net revenues	3,312	100	2,833	100	479	17

Change in Deferred Revenues[3]
Retail channels	(876)		(388)
Digital online channels[2]	67		155
Total changes in deferred revenues	(809)		(233)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	468	19	869	33	(401)	(46)
Digital online channels[2]	1,846	74	1,513	58	333	22
Total Activision and Blizzard	2,314	92	2,382	92	(68)	(3)
Distribution	189	8	218	8	(29)	(13)
Total non-GAAP net revenues[4]	$2,503	100%	$2,600	100%	$(97)	(4)%

[1]	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]

Net revenues from digital online channels represent revenues from digitally distributed subscriptions, licensing royalties, value-added services, downloadable content, micro-transactions, and products.

[3]	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.
[4]	Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	6
FINANCIAL INFORMATION
For the Three Months Ended September 30, 2015 and 2014
(Amounts in millions)

	Three Months Ended
	September 30, 2015		September 30, 2014		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[2]	$195	20%	$205	27%	$(10)	(5)%
PC	164	17	165	22	(1)	(1)

Next-generation (PS4, Xbox One, Wii U)	245	25	109	14	136	125
Prior-generation (PS3, Xbox 360, Wii)	175	18	161	21	14	9
Total console[3]	420	42	270	36	150	56

Mobile and other[4]	131	13	35	5	96	NM
Total Activision and Blizzard	910	92	675	90	235	35
Distribution:
Total Distribution	80	8	78	10	2	3
Total consolidated GAAP net revenues	990	100	753	100	237	31

Change in Deferred Revenues[5]
Activision and Blizzard:
Online[2]	(40)		4
PC	4		(69)

Next-generation (PS4, Xbox One, Wii U)	88		359
Prior-generation (PS3, Xbox 360, Wii)	(8)		123
Total console[3]	80		482

Mobile and other[4]	6		—
Total changes in deferred revenues	50		417

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[2]	155	15	209	18	(54)	(26)
PC	168	16	96	8	72	75

Next-generation (PS4, Xbox One, Wii U)	333	32	468	40	(135)	(29)
Prior-generation (PS3, Xbox 360, Wii)	167	16	284	24	(117)	(41)
Total console[3]	500	48	752	64	(252)	(34)

Mobile and other[4]	137	13	35	3	102	NM
Total Activision and Blizzard	960	92	1,092	93	(132)	(12)
Distribution:
Total Distribution	80	8	78	7	2	3
Total consolidated non-GAAP net revenues[6]	$1,040	100%	$1,170	100%	$(130)	(11)%

[1]	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Revenues from online consists of revenues from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.
[3]	Downloadable content and their related revenues are included in each respective console platforms and total console.
[4]

Revenues from mobile and other includes revenues from handheld and mobile devices, as well as non-platform specific game related revenues, such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

[5]	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.
[6]	Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	7

FINANCIAL INFORMATION

For the Nine Months Ended September 30, 2015 and 2014

(Amounts in millions)

	Nine Months Ended
	September 30, 2015		September 30, 2014		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[2]	$687	21%	$601	21	$86	14%
PC	427	13	447	16	(20)	(4)

Next-generation (PS4, Xbox One, Wii U)	996	30	353	12	643	182
Prior-generation (PS3, Xbox 360, Wii)	741	22	1,049	37	(308)	(29)
Total console[3]	1,737	52	1,402	49	335	24

Mobile and other[4]	272	8	165	6	107	65
Total Activision and Blizzard	3,123	94	2,615	92	508	19
Distribution:
Total Distribution	189	6	218	8	(29)	(13)
Total consolidated GAAP net revenues	3,312	100	2,833	100	479	17

Change in Deferred Revenues[5]
Activision and Blizzard:
Online[2]	(165)		36
PC	52		18

Next-generation (PS4, Xbox One, Wii U)	(365)		214
Prior-generation (PS3, Xbox 360, Wii)	(363)		(513)
Total console[3]	(728)		(299)

Mobile and other[4]	32		12
Total changes in deferred revenues	(809)		(233)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[2]	522	21	637	25	(115)	(18)
PC	479	19	465	18	14	3

Next-generation (PS4, Xbox One, Wii U)	631	25	567	22	64	11
Prior-generation (PS3, Xbox 360, Wii)	378	15	536	21	(158)	(29)
Total console[3]	1,009	40	1,103	42	(94)	(9)

Mobile and other[4]	304	12	177	7	127	72
Total Activision and Blizzard	2,314	92	2,382	92	(68)	(3)
Distribution:
Total Distribution	189	8	218	8	(29)	(13)
Total consolidated non-GAAP net revenues[6]	$2,503	100%	$2,600	100%	$(97)	(4)%

[1]	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Revenues from online consists of revenues from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.
[3]	Downloadable content and their related revenues are included in each respective console platforms and total console.
[4]

Revenues from mobile and other includes revenues from handheld and mobile devices, as well as non-platform specific game related revenues, such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

[5]	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.
[6]	Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	8
FINANCIAL INFORMATION

For the Three and Nine Months Ended September 30, 2015 and 2014

(Amounts in millions)

	Three Months Ended
	September 30, 2015		September 30, 2014		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$495	50%	$350	46%	$145	41%
Europe	367	37	316	42	51	16
Asia Pacific	128	13	87	12	41	47
Total consolidated GAAP net revenues	990	100	753	100	237	31

Change in Deferred Revenues[2]
North America	45		274
Europe	11		135
Asia Pacific	(6)		8
Total changes in net revenues	50		417

Non-GAAP Net Revenues by Geographic Region
North America	540	52	624	53	(84)	(13)
Europe	378	36	451	39	(73)	(16)
Asia Pacific	122	12	95	8	27	28
Total non-GAAP net revenues[3]	$1,040	100%	$1,170	100%	$(130)	(11)%

	Nine Months Ended
	September 30, 2015		September 30, 2014		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$1,750	53%	$1,384	49%	$366	26%
Europe	1,219	37	1,172	41	47	4
Asia Pacific	343	10	277	10	66	24
Total consolidated GAAP net revenues	3,312	100	2,833	100	479	17

Change in Deferred Revenues[2]
North America	(502)		(136)
Europe	(298)		(102)
Asia Pacific	(9)		5
Total changes in net revenues	(809)		(233)

Non-GAAP Net Revenues by Geographic Region
North America	1,248	50	1,248	48	—	—
Europe	921	37	1,070	41	(149)	(14)
Asia Pacific	334	13	282	11	52	18
Total non-GAAP net revenues[3]	$2,503	100%	$2,600	100%	$(97)	(4)%

[1]	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.
[3]	Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	9

FINANCIAL INFORMATION

For the Three and Nine Months Ended September 30, 2015 and 2014

(Amounts in millions)

	Three Months Ended
	September 30, 2015		September 30, 2014		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Segment net revenues:
Activision[2]	$591	57%	$704	60%	$(113)	(16)%
Blizzard[3]	369	35	388	33	(19)	(5)
Distribution[4]	80	8	78	7	2	3
Operating segment total	1,040	100%	1,170	100%	(130)	(11)
Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	(50)		(417)
Consolidated net revenues	$990		$753		237	31%

Segment income from operations:
Activision[2]	$122		$95		$27	28%
Blizzard[3]	128		164		(36)	(22)
Distribution[4]	1		1		—	—
Operating segment total	251		260		(9)	(3)
Reconciliation to consolidated operating income and consolidated income (loss) before income tax expense (benefit)
Net effect from deferral of net revenues and related cost of sales	(26)		(180)
Stock-based compensation expense	(28)		(22)
Amortization of intangible assets	(1)		(2)
Fees and other expenses related to the Purchase Transaction and related debt financings[5]	—		(48)
Consolidated operating income	196		8		188	NM
Interest and other expense, net	51		51
Consolidated income (loss) before income tax expense (benefit)	$145		$(43)		188	NM

Operating margin from total operating segments	24.1%		22.2%

	Nine Months Ended
	September 30, 2015		September 30, 2014		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Segment net revenues:
Activision[2]	$1,208	48%	$1,193	46%	$15	1%
Blizzard[3]	1,106	44	1,189	46	(83)	(7)
Distribution[4]	189	8	218	8	(29)	(13)
Operating segment total	2,503	100%	2,600	100%	(97)	(4)
Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	809		233
Consolidated net revenues	$3,312		$2,833		479	17%

Segment income (loss) from operations:
Activision[2]	$244		$66		$178	NM
Blizzard[3]	383		548		(165)	(30)
Distribution[4]	—		(1)		1	(100)
Operating segment total	627		613		14	2
Reconciliation to consolidated operating income and consolidated income before income tax expense
Net effect from deferral of net revenues and related cost of sales	517		260
Stock-based compensation expense	(70)		(76)
Amortization of intangible assets	(4)		(4)
Fees and other expenses related to the Purchase Transaction and related debt financings[5]	—		(48)
Consolidated operating income	1,070		745		325	44
Interest and other expense, net	151		152
Consolidated income before income tax expense	$919		$593		326	55%

Operating margin from total operating segments	25.1%		23.6%

[1]	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Activision Publishing (“Activision”) — publishes interactive entertainment products and content.
[3]	Blizzard Entertainment, Inc. (“Blizzard”) — publishes PC games and online subscription-based games in the MMORPG category.
[4]	Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.
[5]

Reflects fees and other expenses (including legal fees, costs, expenses and accruals) related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	10

EBITDA and Adjusted EBITDA

For the Trailing Twelve Months Ended September 30, 2015

(Amounts in millions)

					Trailing Twelve Months Ended

	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	September 30, 2015

GAAP Net Income	$361	$394	$212	$127	$1,094
Interest Expense, net	51	50	50	51	202
Provision for income taxes	27	98	70	18	213
Depreciation and amortization	29	20	21	25	94
EBITDA	468	562	353	221	1,603

Deferral of net revenues and related cost of sales[1]	475	(362)	(181)	26	(42)
Stock-based compensation expense[2]	29	23	21	28	101
Fees and other expenses related to the Purchase Transaction and related debt financings[3]	(36)	—	—	—	(36)
Adjusted EBITDA	$936	$223	$193	$275	$1,626

1                    Reflects the net change in deferred revenues and related cost of sales.

2                    Includes expenses related to stock-based compensation.

3                    Reflects fees and other expenses (including legal fees, costs, expenses and accruals) related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

Trailing twelve months amounts are presented as calculated. Therefore the sum of the four quarters, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	11

Outlook for the Three Months and Year Ending December 31, 2015

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	December 31, 2015	December 31, 2015

Net Revenues (GAAP)	$1,218	$4,530

Excluding the impact of:
Change in deferred revenues[1]	930	120
Net Revenues (Non-GAAP)	$2,148	$4,650

Earnings Per Diluted Share (GAAP)	$0.09	$1.07

Excluding the impact of:
Deferral of net revenues and related cost of sales[2]	0.68	0.12
Stock-based compensation[3]	0.03	0.10
Amortization of intangible assets[4]	0.01	0.01
Fees and other expenses related to acquisitions[5]	0.01	0.01
Earnings Per Diluted Share (Non-GAAP)	$0.82	$1.31

1                    Reflects the net change in deferred revenues.

2                    Reflects the net change in deferred revenues and related cost of sales.

3                    Reflects expenses related to stock-based compensation.

4                    Reflects amortization of intangible assets from purchase price accounting.

5                    Reflects fees and other expenses related to the proposed acquisition of King Digital Entertainment plc and the debt financings related thereto.

The per share adjustments and the GAAP and non-GAAP earnings (loss) per share information are presented as calculated. Therefore the sum of these measures, as presented, may differ due to the impact of rounding.